EXHIBIT 10.19
                                                                   -------------


                         SECOND AMENDMENT TO OPTION AND
                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


           This SECOND AMENDMENT TO OPTION AND PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Amendment") is made and effective as of December 14, 1999, by and between OTAY LAND COMPANY, LLC, a Delaware limited liability company ("Owner"), and LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, LLC, a Delaware limited liability company ("Optionee"), with reference to the facts set forth below.

                                    RECITALS

           A. Owner and Optionee entered into an Option and Purchase Agreement and Escrow Instructions dated as of October 18, 1999, as amended on December 8, 1999 (the "Option Agreement"), with respect to approximately eighty six (86) acres located in the County of San Diego, California as more particularly described in the Option Agreement.

           B. The parties desire to amend the Option Agreement on the terms and conditions set forth below.

           NOW, THEREFORE, in consideration of the recitals set forth above, the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

           1. Defined Terms. All terms with initial capital letters used herein but not otherwise defined shall have the respective meanings set forth in the Option Agreement.

           2. Mitigation Property. Excluding the Property, Owner owns approximately 3,278 acres located adjacent to or in the vicinity of the Property in the area known as Proctor Valley within the County of San Diego County. Portions of such property are designated as mitigation property (the "Mitigation Property") under the Otay Ranch Phase 2 Resource Management Plan. Optionee has advised Owner that Optionee intends to develop approximately forty (40) acres within the Property (the "Development Property"). Owner agrees to allocate to Optionee , for no additional consideration, up to five (5) acres of Mitigation Property as necessary to mitigate the impacts of development of the Development Property on certain endangered or threatened species or habitats. Such allocation will be made by recordation of a conservation easement over such Mitigation Property or by another method acceptable to the applicable Governmental Agencies. In addition, subject to availability, Owner agrees to allocate to Optionee additional Mitigation Property ("Additional Mitigation Property") necessary to mitigate such impacts of development of the Development Property in exchange for payment from Optionee to Owner, in Cash, of an amount equal to Ten Thousand Dollars ($10,000) per acre. Prior to the Close of Escrow, Optionee will notify Owner in writing of the amount of Mitigation Property Optionee desires to have allocated to the Development Property. Optionee acknowledges that Owner has the right to continue to market the Mitigation Property for allocation to other parties and that Owner makes no representations that any Additional Mitigation Property will be available to Optionee.

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           3. Miscellaneous. This Amendment may be executed in counterparts, each of which, taken together, shall constitute one fully executed original. Except as expressly modified by this Amendment, the Option Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

OWNER:                                      OPTIONEE:

OTAY LAND COMPANY, LLC, a                   LAKES KEAN ARGOVITZ RESORTS-
Delaware limited liability company          CALIFORNIA, LLC, a Delaware
                                            limited liability company
By: /s/ Paul J. Borden
   ------------------------------
Name: Paul J. Borden                        By: /s/ Jerry A. Argovitz
     ----------------------------              ------------------------------
Title: President                            Name: Jerry A. Argovitz
      ---------------------------                ----------------------------
                                            Title: Member
                                                  ---------------------------

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------








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